Exhibit 10.2
FUSION MULTISYSTEMS, INC.
2006 STOCK OPTION PLAN
As adopted
effective July 15, 2006

FUSION MULTISYSTEMS, INC.
2006 STOCK OPTION PLAN
ARTICLE I
PURPOSES
     1.1 This Plan is intended to assist Fusion Microsystems, Inc. (hereinafter the “Corporation”) in recruiting and retaining individuals for employment with or service to the Corporation, including independent agents, consultants and attorneys who, by reason of the nature of their duties, their present and potential contributions to the success of the Corporation and other relevant factors, by enabling such persons to participate in the future success of the Corporation and its Affiliates and to associate their interests with those of the Corporation and its shareholders. This Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code (“Incentive Stock Options”) and Options not so qualifying (“Nonqualified Stock Options”). No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option. The proceeds received by the Corporation from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.
ARTICLE II
DEFINITIONS
     2.1 Affiliate means the Corporation and any company which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Corporation; any trade or business which is under common control (as defined in Code Section 414(c)) with the Corporation; any organization which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Corporation; and any other entity required to be aggregated with the Corporation pursuant to regulations under Code Section 414(o).
     2.2 Board means the Board of Directors of the Corporation.
     2.3 Code means the Internal Revenue Code of 1986, as amended.
     2.4 Committee means the Committee appointed by the Board to administer this Plan, or if no such Committee is appointed, the full Board shall serve as the Committee.
     2.5 Common Stock means the common shares, $.001 par value, of the Corporation.
     2.6 Corporation means Fusion MultiSystems, Inc., a Nevada corporation, and any successor, which shall maintain this Plan. In addition, where appropriate, the term “Corporation” shall include any other company that adopts this Plan as a result of a change in the capital structure of the Corporation as provided in Article VI herein.
     2.7 Consultant means any person performing consulting or advisory services for the Corporation or any Affiliate, with or without compensation, to whom the Committee chooses to grant an Option in accordance with this Plan.
     2.8 Director means a member of the Corporation’s Board of Directors.

     2.9 Disability shall have the meaning provided for in Section 22(e)(3) of the Code or any successor statute thereto.
     2.10 Fair Market Value means, on any given date, the current fair market value of the shares of Common Stock as determined pursuant to the following:
(a)	While the Corporation is a Non-Public Company, Fair Market Value shall be determined in good faith by the Committee using any reasonable method.

(b)	While the Corporation is a Public Company, Fair Market Value shall be determined as follows: (i) if the Common Stock is traded on the National Market System or listed on a national securities exchange, the closing price of the Common Stock on the determination date, or if there are no sales on such date, then on the next preceding date on which there were sales of Common Stock, (ii) if the Common Stock is not traded on the National Market System or listed on a national securities exchange, the closing price last reported by the National Association of Securities Dealers, Inc. for the over-the-counter market on the determination date, or if no sales are reported on such date, then on the next preceding date on which there where such quotations.

(c)	Notwithstanding subsections (a) and (b) of this Section, in all cases, Fair Market Value shall not be less than the par value of the Common Stock.

(d)	For purposes of this Section, the term “Public Company” means the Corporation has, subsequent to the effective date of the Plan, sold securities pursuant to an effective registration statement on Form S-1, SB-1 or SB-2 filed pursuant to the Securities Act of 1933, as amended, and the term “Non-Public Company” means the Corporation has not subsequent to the effective date of this Plan sold securities pursuant to an effective registration statement on Form S-1, SB-1 or SB-2 filed pursuant to the Securities Act of 1933, as amended.
     2.11 Incentive Stock Option means an Option qualifying for special tax treatment under Section 422 of the Code.
     2.12 Nonqualified Stock Option means an option that is not an Incentive Stock Option.
     2.13 Option means a stock option that is either a Nonqualified Stock Option or Incentive Stock Option that entitles the holder to purchase from the Corporation a stated number of shares of Common Stock at the price set forth in an Option Agreement. Forms of Incentive Stock Option are attached hereto as Exhibit A and forms of Nonqualified Stock Options are attached hereto as Exhibit B.
     2.14 Option Agreement means a written agreement (including any amendment or supplement thereto) between the Corporation and a Participant specifying the terms and conditions of the Option granted to such Participant.
     2.15 Optionee means the employee, Director or consultant to whom an Option is granted.
     2.16 Participant means an employee of the Corporation or an Affiliate, a Director or a Consultant who satisfies the requirements of Article IV herein and is selected by the Committee to receive an Option under this Plan.
     2.17 Plan means this Fusion MultiSystems, Inc. 2006 Stock Option Plan.

     2.18 Shareholder means with respect to this Agreement the holder of Common Stock issued under this Plan as a result of exercise of an Option.
     2.19 Termination for Cause means a Termination of Employment of the Participant due to the Participant (i) committing an act of dishonesty, fraud, theft, misappropriation, embezzlement or breach of trust against the Corporation or an act which the Participant knew to be in violation of the duties to the Corporation (including the unauthorized disclosure of proprietary information); (ii) willfully or grossly neglecting his or her duties and other obligations hereunder or continually failing to render services or perform his or her obligations to the Corporation, which neglect or failure is not remedied within 10 days after written notice thereof by the Corporation; (iii) been convicted of a felony (by trial or plea); (iv) taking any action or failing to take any action which could reasonably be foreseen to cause material harm to the Corporation. Without limiting the generality of the foregoing, the following specific instances of conduct shall give rise to the right of the Corporation to terminate the Participant for cause: (A) a violation of the confidentiality obligations of the Corporation herein or a confidentiality obligation to which the Corporation or any affiliate is bound; (B) misappropriation of Corporation’s property or the property of affiliate of the Corporation; (C) violation of any employment or other agreement between the Participant and the Corporation which is not remedied within 10 days after written notice thereof by the Corporation; and (D) falsification of Corporation’s records.
     2.20 Termination of Employment means with respect to an individual the last to occur of (i) the date that the individual ceases to be employed by the Corporation or its Affiliates, (ii) the date that a Director ceases to be a Director of the Corporation, or (iii) the date that an employee of the Corporation or its Affiliates ceases to be an employee to the Corporation.
     2.21 Ten Percent Shareholder means any individual owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of an Affiliate. An individual shall be considered to own any voting stock owned (directly or indirectly) by or for this brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary.
ARTICLE III
ADMINISTRATION
     3.1 This Plan shall be administered by the Committee. The Committee shall have authority to grant Options upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the ability to exercise all or any part of an Option granted hereunder. Notwithstanding any such conditions, the Committee may, in its discretion, accelerate the time at which any Option may be exercised. The Committee may modify an outstanding Option provided that no modification shall, without a Participant’s consent, adversely affect any rights or the Participant. The Committee shall have complete authority to interpret all provisions of this Plan, to prescribe the form of Option Agreements, to adopt, amend, and rescind rules and regulations pertaining to the administration of this Plan and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee; provided that the Committee may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Board or the Committee or in connection with the administration of this Plan shall be final and conclusive on all persons having an interest in this Plan. No member of the Board or the Committee shall be liable for any act done in good faith with respect to this Plan, any agreement or Option. All expenses of administering this Plan shall be borne by the Corporation.

     3.2 To the extent not prohibited by law, or the certificate of incorporation or bylaws of the Corporation, the Committee, in its discretion, may delegate to one or more officers of the Corporation, all or part of the Committee’s authority and duties with respect to grants of Options to individuals.
ARTICLE IV
ELIGIBILITY
     4.1 Any employee of the Corporation or an Affiliate (including a company that becomes an Affiliate after the adoption of this Plan), a Director of or a consultant to the Corporation or any Affiliate is eligible to participate in this Plan if the Committee, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Corporation or an Affiliate.
ARTICLE V
STOCK SUBJECT TO PLAN
     5.1 Shares Issued. Upon the exercise of any Option, the Corporation may deliver to the Participant (or the Participant’s broker if the Participant so directs), shares of authorized but un-issued Common Stock or shares of previously issued Common Stock that have been reacquired by the Corporation.
     5.2 Limits. The maximum aggregate number of shares of Common Stock that may be issued under this Plan pursuant to the exercise of Options is Six Hundred Thousand (600,000) shares of Common Stock. The maximum aggregate number of shares that may be issued under this Plan shall be subject to adjustment as provided in Article VII herein.
     5.3 Reallocation of Shares. If an Option is terminated, in whole or in part, for any reason other than its exercise, the number or shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Options to be granted under this Plan.
ARTICLE VI
OPTIONS
     6.1 Grant of Options. In accordance with the provisions of Article IV herein, the Committee will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such grants. The Option Agreement shall specify whether the Option is an Incentive Stock Option or Nonqualified Stock Option, the vesting schedule applicable to such Option, and any other terms of such Option. An individual must be an employee of the Corporation or an Affiliate to be eligible for the grant of Incentive Stock Options.
     6.2 Option Price. The exercise price per share for Common Stock subject to an Option shall be determined by the Committee on the date of grant; provided, however, that the exercise price per share for Common Stock subject to an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value on the date the Incentive Stock Option is granted. Notwithstanding the preceding sentence, the exercise price per share for Common Stock subject to an Incentive Stock Option granted to an individual who is or is deemed to be a Ten Percent Shareholder on the date such Incentive Stock Option is granted, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date the Incentive Stock Option is granted.

     6.3 Maximum Option Period. The maximum period in which an Option may be exercised shall be determined by the Committee on the date of grant, except that no Option shall be exercisable after the expiration of ten (10) years from the date on which such Option was granted. In the case of an Incentive Stock Option that is granted to a Participant who is or is deemed to be a Ten Percent Shareholder on the date of grant, such Optical shall not be exercisable after the expiration of five (5) years from the date of grant. The terms of any Option that is an Incentive Stock Option may provide that it is exercisable for a period less than such maximum period.
     6.4 Maximum Value of Options that are Incentive Stock Options. To the extent that the aggregate Fair Market Value of the Common Stock with respect to which Incentive Stock Options granted to any person are exercisable for the first time during any calendar year (under all stock option plans of the Corporation or any of its Affiliates) exceeds $100,000, the Options shall be treated as Options that are not Incentive Stock Options. For purposes of this section, the Fair Market Value of the Common Stock will be determined as of the time the Incentive Stock Option with respect to the Common Stock is granted. This paragraph will be applied by taking Incentive Stock Options into account in the order in which they are granted.
     Should the foregoing provisions not be necessary in order for the Stock Options to qualify as Incentive stock Options, or should any additional provisions be required, the Board may amend this Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Corporation.
     6.5 Nontransferability. Except as provided in Section 6.6 herein, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. Except to the extent an Option is transferred in accordance with Section 6.6 herein, during the lifetime of the Participant to whom the Option is granted, only the Participant may exercise the Option. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.
     6.6 Transferable Options. If the Option Agreement so provides, an Option that is not an Incentive Stock Option may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners; provided, however, that the Participant may not receive any consideration for the transfer. The holder of an Option transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant
     6.7 Vesting. Except as provided in an Option Agreement, the following rules shall apply:
(a)	An Option will be exercisable only to the extent that it is vested on the date of exercise. Unless the Option Agreement provides otherwise, further vesting of an Option will cease on the date of the Optionee’s Termination of Employment, and the Option will be exercisable only to the extent the Option is vested on the date of Termination of Employment. Notwithstanding any other provision of this Plan, if an Optionee incurs a Termination for Cause, all of his or her unexercised Options, including Options that were previously vested, shall be forfeited immediately.

(b)	An Option shall vest in accordance with the schedule set forth in the Option Agreement.

(c)	The Option Agreement may provide that upon a “Change in Control” (as hereinafter defined) each grant of an Option held by an Optionee who has not had a Termination of Employment shall become vested as set forth in the Option Agreement.

(d)	“Change in Control” shall mean a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a Change in Control shall be deemed to have occurred if (A) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as determined for purposes of Regulation 13D-G under the Exchange Act as currently in effect), other than a Corporation-sponsored employee benefit plan, directly or indirectly, of securities of the Corporation representing twenty percent (20%) or more of the combined voting power of the Corporation’s then outstanding securities; or (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director, whose election to the Board or nomination for election to the Board by the Corporation’s Shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election to the Board or nomination for election to the Board by the Corporation’s Shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or (C) the Shareholders of the Corporation approve (1) a merger or consolidation of the Corporation with any corporation or other entity other than merger or consolidation which would result in the holders of the voting securities of the Corporation outstanding immediately prior thereto holding immediately thereafter securities representing more than eighty percent (80%) of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, (2) a plan of complete liquidation of the Corporation or (3) an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets; provided, however, that if such a merger, consolidation, plan of liquidation or sale of substantially all assets is not consummated following such Shareholder approval and the transaction is abandoned, then the Change in Control shall be deemed not to have occurred.
     6.8 Termination of Employment. Except as provided in an Option Agreement or Section 6.7(a), upon the occurrence of a Termination of Employment the following rules shall apply:
(a)	An Option will be exercisable only to the extent that it is vested on the date of exercise. Unless the Option Agreement provides otherwise, further vesting of an Option will cease on the date of the Optionee’s Termination of Employment, and the Option will be exercisable only to the extent the Option is vested on the date of Termination of Employment.

(b)	Unless the Option Agreement provides otherwise, if the Optionee’s Termination of Employment is for reason of Disability, the right to exercise the Option (to the extent vested) will expire on the earlier of (i) one (1) year after the date of the Optionee’s Termination of Employment, or (ii) the expiration date of the Option under the terms of the relevant Option Agreement. Until such expiration date, the Optionee’s heirs, legatees or legal representative may exercise the Option, except to the extent the Option was previously transferred pursuant to Section 6.6 herein. Notwithstanding the first sentence of this Section 6.8(b), if the Option Agreement so provides, the period for exercising an Option that was initially granted as an incentive Stock Option may extend to the full period permitted under Section 6.3; provided, however, that any Option exercise that occurs more than one (1) year after the date of the Optionee’s Termination of Employment for reason of Disability shall be deemed to be an exercise of a Nonqualified Stock Option.

(c)	Unless the Option Agreement provides otherwise, if the Optionee’s Termination of Employment is for any reason other than Disability, the right to exercise the Option (to the extent that the Option is vested) will expire on the earlier of (i) three (3) months after the date of the Optionee’s Termination of Employment, or (ii) the expiration date under the terms of the relevant Option Agreement. Notwithstanding the first sentence of this Section 6.8(c), if the Option Agreement so provides; the period for exercising an Option that was initially granted as an Incentive Stock Option may extend to the full period permitted under Section 6.3; provided, however, that any option exercise that occurs more than three (3) months after the date of the Optionee’s Termination of Employment for any reason other than Disability shall be deemed to be an exercise of a Nonqualified Stock Option.

(d)	If Termination of Employment is for a reason other than the Optionee’s death or Disability and the Option holder dies after his or her Termination of Employment but before the right to exercise the Option has expired, the right to exercise the Option shall expire on the earlier of (i) one (1) year after the date of the Optionee’s Termination of Employment, or (ii) the date the Option expires under the terms of the relevant Option Agreement, and until expiration, the Optionee’s heirs, legatees or legal representative may exercise the Option, except to the extent the Option was previously transferred pursuant to Section 6.6 herein and except to the extent that the Option Agreement provides otherwise.

(e)	Unless the Option agreement provides otherwise, upon Optionee’s Termination of Employment, if the Corporation is a Non-Public Company, the Corporation shall retain the right on all Common Stock granted to Optionee (including shares issued pursuant to the Option) to repurchase the same. The Corporation’s right to repurchase will expire if not exercised within one year of Optionee’s Termination of Employment. The price shall be the Fair Market Value of the Common Stock on the business day prior to exercise. Earnings before taxes per share for each of those years will be based on the financial statements and projections for the Corporation prepared by the Corporation, as adjusted, if at all, by independent auditors of the Corporation. In no event shall the repurchase price be less than Optionee’s federal tax basis in the shares being repurchased. The repurchase price calculated above may be paid, at the Corporation’s option, either (i) in cash, or (ii) in 48 equal monthly installments beginning on the date of repurchase, together with interest at a rate equal to the lower of the prime rate of the Corporation’s bank or 8% per annum.
     6.9 Forfeiture of Options. Notwithstanding any provision of this Plan to the contrary, an Optionee’s rights to exercise an Option (or the rights of a person claiming the right to exercise an Option rights though an Optionee) may be forfeited, terminated or otherwise limited in accordance with terms of any other agreement between the Corporation and Optionee if such other agreement provides for such forfeiture, termination or limitation.
     6.10 Employee Status. For purposes of determining the applicability of Section 422 of the Code (relating to Incentive Stock Options), or in the event that the terms of any Option provide that it may be exercised only during employment or within a specified period of time after Termination of Employment, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed to be interruptions of continuous employment. Notwithstanding any provision of this Plan to the contrary, a leave of absence with respect to qualified military service, as defined in Section 414(u)(5) of the Code, shall not constitute a Termination of Employment if the Corporation (or any Affiliate) reemploys the Participant within ninety (90) days from termination of the Participant’s qualified military service.

     6.11 Exercise. The Option holder must provide written notice to the Secretary of the Committee of the exercise of Options and the number of Options exercised. Subject to the provisions of this Plan and the applicable Option Agreement, an Option may be exercised to the extent vested in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine. An Option granted under this Plan may be exercised with respect to any number or whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Option Agreement with respect to the remaining shares subject to the Option. An Option may not be exercised with respect to fractional shares of Common Stock.
     6.12 Payment. Unless otherwise provided by the Option Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Committee. Unless otherwise provided by the Option Agreement, payment of all or part of the Option price may also be made by surrendering shares of Common Stock to the Corporation that have been held for at least six (6) months prior to the date of exercise. If Common Stock is used to pay all or part of the Option price, the sum of the cash or cash equivalent and the Fair Market Value (determined as of the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised. If the Common Stock is traded on an established securities market, the Committee may approve payment of the exercise price by a broker-dealer or by the Option holder with cash advanced by the broker-dealer if the exercise notice is accompanied by the Option holder’s written irrevocable instructions to deliver the Common Stock acquired upon exercise of the Option to the broker-dealer. Unless otherwise provided by the Option Agreement, at the option of the Committee, payment of all or part of the Option price may also be made by reducing the number of Shares issuable upon such exercise of the Option, based on the fair market value of the Common Stock on the date of exercise as determined by the Committee.
     6.13 Shareholder Rights. No Participant shall have any rights as a Shareholder with respect to shares subject to his Option until the date of exercise of such Option.
     6.14 Stock Certificate Legends for Option Shares. With respect to Common Stock acquired pursuant to an exercise of any Option, the transferability of such Common Stock shall be limited as provided by this Section 6.14 and Section 6.15. The shares of Common Stock purchased upon the exercise of an Option issued under this Plan shall be endorsed with a legend, containing one or more of the following paragraphs, in substantially the following form:
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND (3) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.
THE SHARES EVIDENCED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN ACCORDANCE WITH THE TERMS OF THE CORPORATION’S 2003 STOCK OPTION PLAN AND A CERTAIN STOCK OPTION (OR BUY/SELL) AGREEMENT, COPIES OF WHICH ARE AVAILABLE FROM THE CORPORATION.

THE SHARES EVIDENCED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED PRIOR TO __________, 200_, IN THE ABSENCE OF A WRITTEN STATEMENT FROM THE CORPORATION TO THE EFFECT THAT THE CORPORATION IS AWARE OF THE FACTS OF SUCH SALE OR TRANSFER.
     6.15 Right of First Refusal; Lock-up; Drag-Along Rights.
(a)	No person who has acquired his or her Common Stock either directly through the exercise of an Option under this Plan or indirectly through, a person or persons who originally acquired such Common Stock under this Plan shall be permitted to sell such Common Stock except in accordance with the provisions of Section 6.14 and this Section 6.15.

(b)	If any Shareholder shall receive an offer to purchase any or all of the Common Stock owned by such Shareholder, which offer the Shareholder desires to accept (“Offer”), the Shareholder (“Offeree”) shall give the Corporation written notice (the “Disposition Notice”) of the receipt by the Offeree of the Offer together with a copy of the Offer, if made in writing, or a written description of all its terms and the identity of the offering party or parties, if made orally. In such case, subject to the terms and conditions of this Section 6.15, the Corporation shall have the right and option to purchase all of the Shares owned by the Offeree (the “Purchase Option”). The Purchase Option of the Corporation shall lapse and expire unless, within sixty (60) calendar days after the Offeree gives the Corporation written notice in accordance with this Section, the Corporation by written notice to the Offeree exercises the option with respect to all Offeree’s shares.

(c)	The purchase price of any shares of Common Stock that are sold pursuant to the exercise of the Purchase Option shall be the price specified in the Offer (including the cash equivalent value of any consideration to be given pursuant to the offer that consists (in whole or in part) of consideration other than cash). The purchase price shall be paid in accordance with the terms of the Offer. The closing of a purchase and sale pursuant to the exercise of the Purchase Option shall take place at such place as the Shareholder and the Corporation shall, agree or, if the parties thereto are unable to agree, at the Corporation’s chief executive offices at 10:00 a.m. local time on the sixtieth (60th) day after the exercise of the Purchase Option or, if that day is not a business day, on the first business day thereafter. At the closing of any purchase and sale pursuant to this Section, the Offeree shall deliver his Shares to the Corporation with stock powers endorsed in blank.

(d)	If the Purchase Option of the Corporation shall lapse and expire, subject to compliance with Section 5 hereof, the Offeree may accept the Offer and may sell the Offeree’s Shares in strict accordance with the terms of such Offer, provided said sale occurs within sixty (60) calendar days after the Purchase Option lapsed and expired. It shall be a condition to the transfer of Shares pursuant to the Offer, however, that the Purchaser of such Shares shall have agreed, prior to the transfer of Shares pursuant to the Offer, to be bound by the terms of this Agreement in accordance with Section 16 below. After such sixty (60) day period, the Shares may not thereafter be transferred without again complying with the provisions of this Section 6.15.

(e)	The provisions of Section 6.14 and Subsections 6.15(a) — (d) shall not apply upon and after the date that the Corporation become a Public Company.

(f)	If the Corporation elects at its option to distribute its shares in any initial or follow-on underwritten public offerings, the underwriter may require as a condition of any such offering that certain of the then existing security holders of the Corporation agree to a lock-up of the shares of the Corporation’s Common Stock held by them or issuable to them upon the exercise of Options for a period commencing with the filing of a registration statement with the Securities and Exchange Commission and continuing for up to 180 days after the effective date thereof (the “Lock-up Period”).

(g)	It is a condition to the issuance of Options hereunder that, except to the extent permitted herein or otherwise by the Corporation, no participant in the Plan will be permitted during the Lock-up Period to sell or otherwise dispose of any shares of Common Stock issued or issuable to such participant upon the exercise of an Option. Without limiting the foregoing, no participant shall be permitted during the Lock-up Period from (i) offering, pledging, announcing the intention to sell, selling, issuing, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant to purchase, or otherwise transferring or disposing of, directly or indirectly, any shares, or (ii) entering into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. Notwithstanding the foregoing, this Section 6.15(g) shall not prohibit any transfer or other disposition by a participant involving (i) a transfer or disposition of shares on his or her death to the participant’s estate, executor, administrator or personal representative or to the participant’s beneficiaries pursuant to a devise or bequest or by the laws of descent and distribution or (ii) a transfer or disposition of shares as a bona fide gift, provided that, in either such event, the transferee, pledgee or other person receiving such shares shall be subject to all of the restrictions set forth in this Section 6.15 and, if required by the Corporation, shall agree in writing to be bound by such provisions.

(h)	If one or more Shareholders (the “Initiating Shareholders”) desires to sell a majority of the outstanding Common Stock of the Corporation (a “Drag-Along Sale”) in one or more related transactions pursuant to a bona fide, arm’s length offer, each Shareholder shall be required to sell, that number of Shares as is equal to the product of the number of Shares of Common Stock held by such Shareholder multiplied by a fraction, the numerator of which is the number of shares proposed to be sold by the Initiating Sellers in the Drag-Along Sale and the denominator of which is the number of Shares owned in the aggregate by the Initiating Sellers (the “Drag-Along Shares”).

(i)	The Shares to be purchased in the Drag-Along Sale shall be paid for at the same price per Share and otherwise on the same terms and conditions as the sale of Shares by the Initiating Sellers. The Initiating Sellers shall notify the Shareholders and the Corporation in writing (the “Drag-Along Notice”) of the proposed Drag-Along Sale at least twenty (20) days prior to the proposed sale. The Drag-Along Notice shall set forth the name of the purchaser of the Shares, the number of Shares that the Initiating Sellers will require the other Shareholders to sell in the Drag-Along Sale, the price per Share (calculated on a fully-diluted basis) to be paid in the Drag-Along Sale and the terms and conditions of payment.

ARTICLE VII
CHANGES IN CAPITAL STRUCTURE
     7.1 The existence of outstanding Options shall not affect in any way the right or power of the Corporation or its Shareholders to make or authorize any or all adjustments, recapitalization, reorganizations subdivisions, consolidations or other changes is the Corporation’s capital structure or its business, or any merger or consolidation of the Corporation, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise, effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving compensation therefore in money, services or property, a merger of one or more corporations into the Corporation (or the merger of the Corporation into another company) or after a consolidation of the Corporation and one or more corporations regardless of whether the Corporation shall be the surviving company, (collectively, “Corporate Events”). With respect to any Corporate Event, the Corporation and/or the Committee may, with or without consideration to the Option holders, terminate, modify, amend, substitute and compromise Options, including vested Options, that are outstanding as of any date relative to such Corporate Event. Neither the Corporation nor the Committee nor any officer, director, shareholder or Committee member shall be held liable to any Option holder for any actions taken in derogation of the rights or economic interests of any Option holder.
     7.2 If the Corporation shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving compensation therefore in money, services or property, then the Corporation and/or the Committee shall be free to adjust the number, value and class of stock represented by the Option upon such terms and in accordance with such matters as the Corporation and/or the Committee, in their sole and absolute discretion shall deem in the best interests of the Corporation.
     7.3 After a merger of one or more corporations into the Corporation or after a consolidation of the Corporation and one or more corporations in which the Corporation shall be the surviving company, then the Corporation and/or the Committee shall be free to adjust the number, value and class of stock represented by the Option upon such terms and in accordance with such matters as the Corporation and/or the Committee, in their sole and absolute discretion shall deem in the best interests of the Corporation.
     7.4 If the Corporation is merged into or consolidated with another company under circumstances where the Corporation is not the surviving company, or if the Corporation is liquidated, or sells or otherwise disposes of substantially all of its assets to another company while unexercised Options remain outstanding under this Plan, then the Corporation and/or the Committee shall be free to adjust the number, value and class of stock represented by the Option upon such terms and in accordance with such matters as the Corporation and/or the Committee, in their sole and absolute discretion shall deem in the best interests of the Corporation.
     7.5 Except as previously expressly provided, neither the issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, nor the increase or decrease of the number of authorized shares of stock, nor the addition or deletion of classes of stock, shall affect, and no adjustment by reason thereof shall be made with respect to, the number, class or price of shares of Common Stock then subject to outstanding Options.
     7.6 Adjustment under the preceding provisions of this Section will be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive. No fractional interest will be issued under this Plan on account of any such adjustment. No adjustment will be made in a manner that causes an Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option under the Code.
     7.7 The Committee may grant Options in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Corporation or an Affiliate in connection with a transaction described in Section 7.3 of this Article VII. Notwithstanding any provision of this Plan (other than the maximum number of shares of Common Stock that may be issued under this Plan), the terms of such substituted Option grants shall be as the Committee, in its absolute discretion, determines are appropriate.
ARTICLE VIII
WITHHOLDING OF TAXES
     8.1 The Corporation shall have the right, before any certificate for any Common Stock is delivered, to deduct or withhold from any payment owed to a Participant any amount that is necessary in order to satisfy any withholding requirement that the Corporation in good faith believes is imposed upon it in connection with federal, state, or local taxes, including transfer taxes, as a result of the issuance of, or lapse of restrictions on, such Common Stock, or otherwise require such Participant to make provision for payment of any such withholding amount. Subject to such conditions as may be established by the Committee, the Committee may permit a Participant to (i) have Common Stock otherwise issuable under an Option withheld, (ii) tender back to the Corporation shares of Common Stock received pursuant to an Option, (iii) deliver to the Corporation previously acquired Common Stock, (iv) have funds withheld from payments of wages, salary or other cash compensation due the Participant, or (v) pay the Corporation in cash, in order to satisfy part or all of the obligations for any taxes required to be withheld or otherwise deducted and paid by the Corporation with respect to the Option.
ARTICLE IX
COMPLIANCE WITH LAW AND
APPROVAL OF REGULATORY BODIES
     9.1 General Requirements. No Options shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including without limitation, withholding tax requirements), any listing agreement to which the Corporation is a party, and the rules of all domestic stock exchanges on which the Corporation’s shares may be listed. The Corporation shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which an Option is exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Corporation has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

     9.2 Participant Representatives. The Committee may require that a Participant, as a condition to the exercise of Options granted under this Plan, execute and deliver to the Corporation a written statement, in form satisfactory to the Committee, in which the Participant represents and warrants that the shares are being acquired for such person’s own account, for investment only and not with a view to the resale or distribution thereof. The Participant shall, at the request of the Committee, be required to represent and warrant in writing that any subsequent resale or distribution of shares of Common Stock by the Participant shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act of 1933, which registration statement has become effective and is current with regard to the shares being sold, or (ii) a specific exemption from the registration requirements of the Securities Act of 1933, but in claiming such exemption the Participant shall, prior to any offer of sale or sale of such shares, obtain a prior favorable written opinion of counsel, in form and substance satisfactory to counsel for the Corporation, as to the application of such exemption thereto.
ARTICLE X
GENERAL PROVISIONS
     10.1 Effect on Employment and Service. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any individual any right to continue in the employ or service of the Corporation or an Affiliate or in any way affect any right and power of the Corporation or an Affiliate to terminate the employment or service of any individual at any time without assigning a reason thereof.
     10.2 Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Corporation shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Corporation to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Corporation shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Corporation.
     10.3 Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.
     10.4 Choice of Law. This Plan and all Option Agreements entered into under this Plan shall be interpreted under the law of the State of Utah.
ARTICLE XI
AMENDMENT
     11.1 Termination or Amendment of the Plan. The Board may amender terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if the amendment increases the aggregate number of shares of Common Stock that may be issued under this Plan. Unless otherwise required by law, no amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any Option outstanding at the time such amendment is made.
     11.2 Amendment of Option Agreements. The Committee may amend the terms of any Option Agreement theretofore granted, prospectively or retroactively; however, subject to Section 10.2, no such amendment or other action by the Committee shall impair the rights of any Participant without the

Participant’s consent. The committee may also substitute new Options for previously granted Options having higher option prices.
ARTICLE XII
EFFECTIVE DATE OF PLAN, DURATION OF PLAN
     12.1 This Plan became effective upon adoption by the Board as of the 15th day of July, 2006 subject to approval within one (1) year by the holders of a majority of the shares of Common Stock of the Corporation.
     12.2 Unless previously terminated, this Plan will terminate ten (10) years after the date specified in Section 12.1 above, except that Options granted under this Plan prior to its termination will continue to be administered under the terms of this Plan until the Options terminate or are exercised.

STOCK OPTION AGREEMENT & GRANT
UNDER THE 2006 STOCK OPTION PLAN
OF FUSION MULTLSYTEMS, INC.
     You have been granted the following option to purchase Common Stock of Fusion MultiSystems, Inc. (the “Company”) under the 2006 Stock Option Plan of Fusion MultiSystems, Inc. Inc. (the “Plan”):

Name of Optionee:	XXXXXX

Total Number of Option Shares Granted:	XXXXXX

Type of Option:	Incentive Stock Option

Exercise Price Per Share:	$XXXX

Grant Date:	XXXXXX

Expiration Date:	XXXXXX
     By your signature and the signature of the Company’s representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the Plan and this Stock Option Agreement, both of which are attached to and made a part of this document.

OPTIONEE:	FUSION MULTISYSTEMS, INC.

By

XXXXXX		XXXXXX
XXXXXX

STOCK OPTION AGREEMENT
FOR THE 2006 STOCK OPTION PLAN
OF FUSION MULTISYSTEMS, INC.
     Capitalized terms not otherwise defined herein shall have the meaning set forth in the 2006 Stock Option Plan of Fusion MultiSystems, Inc. (the “Plan”). In the event of any inconsistency between this Stock Option Agreement and the Plan, the terms of the Plan shall govern.

TAX TREATMENT:	This option is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). However, you acknowledge that the date of the exercise of this option or the sale of shares of Company stock issued on exercise of this option could affect your individual tax treatment with respect to this option.

VESTING:	The shares covered by your option will vest and become exercisable as follows: XXX (33%) of your shares shall vest and be exercisable on each of the first, second and third anniversary of the Grant Date. Accordingly, following the third anniversary of your initial Grant Date, all XXXXXX of your options shall be fully vested.

TERM:	Except as otherwise provided below, your option expires on the tenth anniversary of the Grant Date.

TERMINATION OF EMPLOYMENT:	Upon a Termination of Employment, the vesting and exercisability terms of this option will terminate in accordance with the terms of the Plan.

CHANGE OF CONTROL:	Upon a Change in Control, if you have not had a Termination of Employment, this option will immediately become fully vested and exercisable.

LEAVES OF ABSENCE:	For purposes of this Agreement, your service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing and if continued crediting of service is required by the terms of the leave or by applicable law. However, your service terminates when the approved leave ends, unless you immediately return to active work.

RESTRICTIONS ON EXERCISE:	The Company will not permit you to exercise this option if the issuance of shares at that time would violate any law or regulation.

NOTICE OF EXERCISE:	When you wish to exercise this option you must notify the Company by completing the attached “Notice of Exercise of Stock Option” form and filing it with the Secretary of the Company. The notice will be effective when the Company receives it. If someone else wants to exercise this option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

FORM OF PAYMENT:	When you submit your notice of exercise, you must include payment of the option exercise price for the shares you are purchasing. You may purchase the shares in any of the following forms:

• Personal check, a cashier’s check or a money order.

• Shares of Company stock that have been owned by you for more than six months and that are surrendered to the Company in good form for transfer.

•     In accordance with the Plan, by delivering on a form approved by the Committee of an irrevocable direction to a securities broker approved by the Company to sell all or part of your option shares and to deliver to the Company form the sale proceeds in an amount sufficient to pay the option exercise price and any withholding taxes. The balance of the sale proceeds, if any, will be delivered to you.

•     If approved by the Committee in accordance with the Plan, payment of all or part of the Option price may also by made by reducing the number of Shares issuable upon your exercise of the Option, based on the fair market value of the Common Stock as of the date of exercise as determined by the Committee.

WITHHOLDING TAXES AND STOCK WITHHOLDING:	You will not be allowed to exercise this option unless you make arrangements acceptable to the Company to pay any withholding taxes that may be due as a result of the option exercise. These arrangements may include withholding shares of Company stock that otherwise would be issued to you when you exercise this option. The value of these shares, determined as of the effective date of the option exercise, will be applied to the withholding taxes.

RESTRICTIONS ON RESALE:	By signing this Agreement, you agree to the right of first refusal, lock-up and drag-along rights and other restrictions on resale described in the Plan and you agree not to sell any option shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale.

TRANSFER OF OPTION:	Prior to your death, only you can exercise this option. You cannot transfer or assign this option. For instance, you may not sell this option or use it as security for a loan. If you attempt to do any of these things, this option will immediately become invalid. You may in any event dispose of this option in your will in accordance with the terms of the Plan. Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your former spouse, nor is the Company obligated to recognize your former spouse’s interest in your option in any other way.

RETENTION RIGHTS:	Neither your option nor this Agreement gives you the right to be retained by the Company or a subsidiary of the Company in any capacity. The Company and its subsidiaries reserve the right to terminate your service at any time, with or without cause.

SHAREHOLDER RIGHTS:	You, or your estate or heirs, have no rights as a shareholder of the Company until you have exercised this option by giving the required notice to the Company and paying the exercise price. No adjustments are made for dividends or other rights if the applicable record date occurs before you exercise this option, except as described in the Plan.

ADJUSTMENTS:	In the event of a stock split, a stock dividend or a similar change in Company stock, the number of shares covered by this option and the exercise price per share may be adjusted pursuant to the Plan.

APPLICABLE LAW:	This Agreement will be interpreted and enforced under the laws of the State of Utah (without regard to their choice-of-law provisions).

THE PLAN AND OTHER AGREEMENTS:	The text of the Plan is incorporated in this Agreement by reference. This Agreement and the Plan constitute the entire understanding between you and the Company regarding this option. Any prior agreements, commitments or negotiations concerning this option are superseded. Only another written agreement, signed by both parties may amend this Agreement.

BY SIGNING THE COVER SHEET OF THIS AGREEMENT, YOU AGREE TO ALL OF THE TERMS AND CONDITION DESCRIBED ABOVE AND IN THE PLAN.

NOTICE OF EXERCISE OF STOCK OPTION
2006 STOCK OPTION PLAN
OF FUSION MULTISYSTEMS, INC.
OPTIONEE INFORMATION:

Name:	Social Security Number:

Address:	Phone Number (Work):

Phone Number (Home):

OPTION INFORMATION:
Date of Grant:
Type of Option: _____ Nonqualified _____ Incentive
Exercise Price per Share: $
Total Number of Shares of Common Stock of Fusion MultiSytems, Inc. (the “Company”) covered by option:_______________ Shares
EXERCISE INFORMATION
Number of shares of Common Stock of the Company for which option is being exercised now: __________ Shares
(These shares are referred to below as the “Purchased Shares”)
Total Exercise Price for the Purchased Shares: $__________
Form of payment enclosed (Check all that apply):
_____Check for $__________ made payable to Connecting Point, Inc. for __________ shares of the Common Stock of the Company.
_____ Certificate(s) for __________ shares of the Common Stock of the Company that I have owned for at least six months or have purchased in the open market.
(These shares will be valued as of the effective date of Option exercise).
_____ If approved by the Committee administering the Plan, reduce the number of shares of Common Stock issuable upon exercise of the Option.
(The Purchased Shares will be valued as of the effective date of Option exercise)
Name(s) in which the Purchased Shares should be registered [YOU MUST CHECK ONE]:

_____ In my name only
_____ In the names of my spouse and myself as community property
_____ In the names of my spouse and myself as joint tenants with right of survivorship
My spouse’s name (if applicable)
__________________________
The certificate for the Purchased Shares should be sent to the following address:

Special Request(s):

ACKNOWLEDGEMENTS:
1.	I understand that all sales of Purchased Shares are subject to compliance with the Plan and the Company’s policy on securities trades.

2.	In the case of a nonqualified option, I understand that I must recognize ordinary income equal to the spread between the fair market value of the stock on the date of exercise and the exercise price. I further understand that I am required to pay withholding taxes at the time of exercising a nonqualified option.

3.	I hereby acknowledge that I received and read a copy of the Company’s 2006 Stock Option Plan and understand the tax consequences of an exercise.

SIGNATURE:	DATE: